Exhibit 99.1

CONTACT:

VIVUS, Inc.	Trout Group
Timothy E. Morris	Brian Korb (NYC)
Chief Financial Officer	646-378-2923
650-934-5200

FOR IMMEDIATE RELEASE

VIVUS TO PARTICIPATE IN OBESITY PANEL AT THE 2008 RBC CAPITAL MARKETS HEALTHCARE CONFERENCE

Mountain View, Calif., December 8, 2008 – VIVUS, Inc. (NASDAQ: VVUS), a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products, today announced that Timothy Morris, vice president and chief financial officer of VIVUS, will be presenting at the RBC Capital Markets 2008 Healthcare Conference.

Mr. Morris will participate on a panel entitled, “Shrinking the Obesity Epidemic.” The panel will take place at the Westin New York at Times Square, New York on Wednesday, December 10, 2008 at 11:00 a.m. ET.  A live audio webcast of the presentation will be accessible for 30 days through the company’s website at http://www.vivus.com.

About VIVUS

VIVUS, Inc. is a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products. The current portfolio includes investigational products addressing obesity, diabetes and sexual health. The pipeline includes: Qnexa™, which is in phase 3 for the treatment of obesity and has completed a phase 2 study for the treatment of type 2 diabetes; avanafil, for which a phase 2 study has been completed for the treatment of erectile dysfunction (ED), and Luramist™ (Testosterone MDTS®), for which a phase 2 study has been completed for the treatment of Hypoactive Sexual Desire Disorder (HSDD).  MUSE® is approved and currently on the market for the treatment of ED.  For more information on clinical trials and products, please visit the company’s web site at http://www.vivus.com.

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